Exhibit 10.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

MONITORING SERVICES AGREEMENT
Between
MARION COUNTY COMMUNITY CORRECTIONS AGENCY
By and through the
MARION COUNTY COMMUNITY CORRECTIONS BOARD
And TRACK GROUP

This Agreement for Community Corrections Monitoring Services (hereinafter referred to as "Agreement"), entered into by and between Track Group. (hereinafter referred to as "Contractor") and Marion County Community Corrections Agency, by and through the Marion County Community Corrections Board, (hereinafter referred to as "County"), is executed pursuant to the terms and conditions set forth herein. In consideration of those mutual undertakings and covenants, the parties agree as follows:

SECTION I. INTERPRETATION AND INTENT

1.01
The "Agreement", as referred to herein, shall mean this Agreement executed by County and Contractor, and shall include these Terms and Conditions, the Attachments described in Sections II and IV and attached hereto, all addenda issued prior to receipt of RFPs, quotes, or bids, whether or not receipt thereof has been acknowledged by Contractor, all conditions, plans, specifications and standards, instructions and notice to vendors, and any written supplemental agreement or modification entered into between County and Contractor, in writing, after the date of this Agreement.

1.02
This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, written or verbal, between County and Contractor. No statements, promises or agreements whatsoever, in writing or verbal, in conflict with the terms of the Agreement have been made by County or Contractor which in any way modify, vary, alter, enlarge or invalidate any of the provisions and obligations herein stated. This Agreement may be amended and modified only in writing signed by both County and Contractor.

1.03
In resolving conflicts, errors, discrepancies and disputes concerning the scope of the work or services to be performed by Contractor or other rights or obligations of County or Contractor the document or provision thereof expressing the greater quantity, quality or scope of service or imposing the greater obligation upon Contractor and affording the greater right or remedy to County, shall govern.

1.04
Any interpretation applied to this Agreement, by the parties hereto, by an arbitrator, court of law, or by any other third party, shall not be made against County solely by virtue of County or County's representatives having drafted all or any portion of this Agreement.

1.05
This Agreement shall include, and incorporate by reference, any provision, covenant or condition required or provided by law or by regulation of any state or federal regulatory or funding agency.

SECTION II. DUTIES OF CONTRACTOR

2.01
Contractor shall provide services as specified in Attachment A, Scope of Work, attached hereto and incorporated into this Agreement.

2.02
Contractor shall adhere to County protocols specified in Attachment C, Alert Handling and Notification, attached hereto and incorporated into this Agreement.

SECTION Ill. TERM

3.01
The term of this Agreement shall begin January 1, 2018, and shall terminate on [***], unless terminated earlier in accordance with this Agreement.

3.02
This Agreement may be renewed by agreement of parties. The term of the renewal may be less but shall not be longer than the term of the original Agreement. A renewal shall be only by written instrument signed by both County and Contractor and attached hereto as an amendment. All other terms and conditions of the Agreement shall remain the same as set forth herein.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION IV. COMPENSATION

4.01
Contractor proposes to furnish all labor, materials and supplies in accordance with the conditions of this Agreement necessary to complete the work as defined in Attachment A. Revenue rates are set forth in Attachment B, attached hereto and incorporated herein.

4.02
Contractor shall submit properly itemized documentation for the services performed under this Agreement in the timeframe defined by County. Contractor shall cooperate with and provide any other necessary information to County needed to substantiate County or Contractor records.

SECTION V. GENERAL PROVISIONS

5.01
Independent Contractor. The parties agree that Contractor is an independent contractor as that term is commonly used and is not an employee of the Consolidated City of Indianapolis and/or Marion County. As such, Contractor is solely responsible for all taxes and none shall be withheld from the sums paid to Contractor. Contractor acknowledges that it is not insured in any manner by County for any loss of any kind whatsoever. Contractor has no authority, express or implied, to bind or obligate County in any way.

5.02
Subcontracting.

5.02.1
Approval required. The parties agree that Contractor shall not subcontract, assign or delegate any portion of this Agreement or the services to be performed hereunder without prior written approval of County. In the event that County approves of any such subcontracting, assignment or delegation, Contractor shall remain solely responsible for managing, directing and paying the person or persons to whom such responsibilities or obligations are sublet, assigned or delegated. County shall have no obligation whatsoever toward such persons. Contractor shall take sole responsibility for the quality and quantity of any services rendered by such persons. Any consent given in accordance with this provision shall not be construed to relieve Contractor of any responsibility for performing under this Agreement.

5.02.2
Minority, Women, Veterans, and Disability-Owned Business Enterprise Participation - To the extent Contractor uses subcontractors or other agents in the performance of services under this Agreement, Contractor shall either:

(a) Use, al a minimum, fifteen percent (15%) Minority Business Enterprises, eight percent (8%) Women's Business Enterprises, three percent (3%) Veteran’s Business Enterprises and one percent (1%) Disability-Owned Business Enterprises in the performance of services under this Agreement; or

(b) Demonstrate a good faith effort to achieve such percentages, in compliance with the policies and to the satisfaction of the City of Indianapolis' Department of Minority & Women Business Development.

Violation of this Subsection shall constitute a breach of this Agreement

5.03
Necessary Documentation. Contractor certifies that it will furnish County, if requested, any and all documentation, certification, authorization, license, permit, or registration required by the laws or rulesand regulations of the City of Indianapolis, the County of Marion, other units of local government, the State of Indiana, and the United States. Contractor further certifies that it is now and will remain in good standing with such governmental agencies and that it is now and will maintain its license, permit, registration, authorization, or certification, as applicable, in force during the term of this Agreement. Failure of Contractor to comply with this paragraph shall constitute a material breach of this Agreement.

5.04
Confidentiality.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

5.04.1
The obligations of this section shall survive the termination of this Agreement and shall be applicable to the full extent permissible under statutes governing access to public records. Contractor understands that the information provided to it or obtained from County during the performance of its services is confidential and may not, without prior written consent of County, be disclosed to a person not in County's employ except to employees or agents of Contractor who have a need to know in order to provide the services. Further, Contractor's work product generated during the performance of this Agreement is confidential to County. The failure to comply in all material respects with this section shall be considered a material breach of this Agreement. Confidential information shall not include information, that: (a) was known by Contractor at the time it was received; (b) is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than Contractor; (c) is made known to Contractor by a third person who does not impose any obligation of confidence on Contractor with respect to such information; (d) is required to be disclosed pursuant to governmental authority, law, regulation, duly authorized subpoena or court order whereupon Contractor shall provide notice to County prior to such disclosure; or (e) information that is independently developed by Contractor without references to the confidential information.

5.04.2
Contractor shall not, under any circumstances, release information provided to it by, or on behalf of, County that is required to be kept confidential by County pursuant to Indiana law except as contemplated by Section 5.04.1(d), above.

5.04.3
Contractor acknowledges that County will not treat this Agreement as confidential information and will post the Agreement on the City of Indianapolis' website as required by Section 141-105 of the Revised Code of the Consolidated City of Indianapolis and Marion County. Use by the public of any document or the information contained therein, shall not be considered an act of County.

5.05
Records; Audit. Contractor shall maintain books, records, documents and other evidence directly pertinent to performance of services under this Agreement. Contractor shall make such materials available at its offices at all reasonable times during the Agreement period and for three (3) years from the date of final payment under this Agreement for inspection by County or any other authorized representative of the City of Indianapolis, Marion County, Indiana. Copies thereof, if requested, shall be furnished at no cost to County. County reserves the right to perform quarterly audits of Contractor's business as it relates to fulfilling the obligations of this Agreement. If the County deems it necessary, more frequent and/or more thorough audits may be performed. Should, as a result of the audit, the County deem the performance of the Contractor unsatisfactory, the Executive Director of Marion County Community Corrections may suspend referrals to the Contractor or the County may terminate this Agreement. The Executive Director will provide the Contractor with a written statement outlining the reasons for the suspension of referrals as well as a date/time to meet with the Contractor.

5.06
Ownership.

5.06.1
"Works" means works of authorship fixed in any tangible medium of expression by Contractor or its officers, employees, agents or subcontractors in the course of performing the services under this Agreement, including, but not limited to, computer programs, electronic art, computer generated art, notes, specifications, drawings, flow charts, memoranda, correspondence, records, notebooks, documentation, reports and charts, regardless of the medium in which they are fixed, and all copies thereof, as well as client data used to track clients through the use of Contractor's proprietary software. "Works" does not mean Contractor's proprietary software.

5.06.2
All Works made or created by Contractor, either solely or jointly with County, in the course of Contractor's performance of services under this Agreement shall be deemed to be works for hire and are and shall be the exclusive property of County. At County's request, Contractor will execute all documents reasonably required to confirm or perfect ownership of such Works and any corresponding copyright rights in and to such Works in County. Without the prior written consent of County, Contractor shall not use, copy or prepare derivative works of the Works, or any parts of them, other than as related to the performance of this Agreement. During the performance of this Agreement, Contractor shall be responsible for loss or damage to the Works while they are in Contractor's possession or control. Any loss or damage shall be restored at Contractor's expense. County shall have free and unlimited access to the Works at all times and, upon demand, shall have the right to claim and take possession of the Works and all copies. Notwithstanding the foregoing, Contractor shall be entitled to retain a set of its work papers for archival purposes only, in accordance with applicable professional standards.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

5.06.3
Contractor shall retain all rights in and to its know-how, methods, techniques, discoveries, concepts, and ideas, whether patentable or not, and whether possessed by Contractor prior to or acquired by Contractor during the performance of this Agreement. Contractor also shall retain all rights in and to all works of authorship fixed in a tangible medium of expression that were made, created or acquired by Contractor prior to the effective date of this Agreement ("Pre-Existing Works"), provided that a listing of such Pre-Existing Works is attached to this Agreement.

5.07
Insurance.

5.07.1
Contractor shall, as a condition precedent to this Agreement, purchase and thereafter maintain such insurance as will protect it and County from the claims set forth below which may arise out of or result from Contractor's operations under this Agreement, whether such operations be by Contractor or by its subcontractors or by anyone directly or indirectly employed by any of them, or by anyone directly for whose acts any of them may be liable:

1)
Claims under Worker's Compensation and Occupational Disease Acts, and any other employee benefits acts applicable to the performance of the work;

2)
Claims for damages because of bodily injury and personal injury, including death, and;

3)
Claims for damages to property.

Contractor's insurance shall be not less than the amounts shown below:

A	Worker's Compensation & Disability	Statutory

B.	Employer's Liability Bodily Injury Accident	$ 100,000 each accident

	Bodily Injury by Disease	$ 500,000 policy limit

	Bodily Injury by Disease	$ 100,000 each employee

C.	Excess Auto Liability	$1,000,000 (single limit)

(owned, hired & non-owned)

	Bodily injury & property damage	$1,000,000 each accident

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

D.	Commercial General Liability
	Bodily Injury, personal injury, property damage,
	Contractual liability, product/completed operations

	General Aggregate Limit
	(other than Products Completed Operations)	$2,000,000.00

	Products/Completed Operations	$1,000,000.00

	Personal and Advertising Injury Limit	$500,000.00

	Each Occurrence Limit	$1,000,000.00

	Fire Damage (any one fire)	$50,000.00

	Medical Expense Limit	$5,000.00

	NOTE: GENERAL AGGREGATE TO APPLY PER PROJECT

E.	Umbrella Excess Liability	$1,000,000 each occurrence and aggregate

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

5.07.2
Certificates of Insurance, naming the City of Indianapolis/Marion County as an "additional insured," (C. D. and E. only) showing such coverage then in force (but not less than the amount shown above) shall be filed with County prior to commencement of any work. These certificates shall contain a provision that the policies and the coverage afforded will not be canceled until at least thirty (30) days after written notice has been given to County.

5.07.3
With the prior approval of County, Contractor may substitute different types of coverage for those specified as long as the total amount of required protection is not reduced. Contractor shall be responsible for all deductibles.

5.07.4
Nothing in the above provisions shall operate as or be construed as limiting the amount of liability of Contractor to the above enumerated amounts.

5.08
Termination for Cause or Convenience.

5.08.1
If Contractor becomes insolvent, or if it refuses or fails to perform the work and services provided by this Agreement, or if it refuses to perform disputed work or services as directed pending resolution of such dispute, or if it fails to make payments to subcontractors employed by it, or if it is deemed no longer competitive as the result of a County initiated Request for Proposal and/or Request for Quote process, or if it otherwise violates or fails to perform any term, covenant or provision of this Agreement, then County may, without prejudice to any other right or remedy, terminate this Agreement in whole or in part, in writing, provided that Contractor shall be given (1) not less than ten (10) calendar days written notice of County's intent to terminate, and (2) an opportunity for consultation with County prior to termination. In determining the amount of final payment to be made to Contractor upon such termination for default, if any, no amount shall be allowed for anticipated profit on unperformed services or other work; furthermore, an adjustment shall be made to the extent of any additional costs incurred or reasonably foreseen by County to be incurred by reason of Contractor's default.

5.08.2
This Agreement may be terminated in whole or in part in writing by County for County's convenience; provided that Contractor is given (1) not less than ten (10) calendar days written notice of intent to terminate and (2) an opportunity for consultation with County prior to termination. If County terminates for convenience, Contractor's compensation shall be equitably adjusted.

5.08.3
Upon receipt of notice of termination for default or for County's convenience, Contractor shall (1) promptly discontinue all services affected, unless the termination notice directs otherwise, and (2) deliver or otherwise make available to County all Works and such other information, materials or documents as may have been accumulated by Contractor in performing this Agreement, whether completed or in process.

5.08.4
If, after termination for Contractor's default, it is determined that Contractor was not in default, the termination shall be deemed to have been made for the convenience of County. In such event, adjustment of the price provided for in this Agreement shall be made as provided in Paragraph 5.08.2 and the recovery of such price adjustment shall be Contractor's sole remedy and recovery.

5.09
Termination for Failure of Funding. Notwithstanding any other provision of this Agreement, if funds for the continued fulfillment of this Agreement by County are at any time insufficient or not forthcoming through failure of any entity to appropriate funds or otherwise, then County shall have the right to terminate this Agreement without penalty by giving written notice documenting the lack of funding, in which instance this Agreement shall terminate and become null and void on the last day of the fiscal period for which appropriations were received. County agrees that it will make its best efforts to obtain sufficient funds, including but not limited to, requesting in its budget for each fiscal period during the term hereof sufficient funds to meet its obligations hereunder in full.

5.10
Indemnification. Contractor agrees to indemnify, defend, and hold harmless the City of Indianapolis, Marion County and their respective officers, agents, officials and employees for any and all third party claims, actions, causes of action, judgments and liens to the extent they arise out of any negligent or wrongful act or omission or breach of any provision of this Agreement by Contractor or any of its officers, agents, employees or subcontractors regardless of whether or not it is caused in part by the negligence of a party indemnified hereunder. Such indemnity shall include attorney's fees and all costs and other expenses arising therefrom or incurred in connection therewith and shall not be limited by reason of the enumeration of any insurance coverage required herein. County shall not provide such indemnification to Contractor, provided, however, that Contractor shall be relieved of its indemnification obligation to the extent any injury, damage, death or loss is attributable to the acts or omissions of County.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATEMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

5.11
Notice. Any notice required to be sent under this Agreement shall be sent by internationally recognized overnight courier, certified mail, facsimile or other delivery method which provides confirmation of receipt and shall be directed to the persons and addresses specified below (or such other persons and/or addresses as any party may indicate by giving notice to the other party):

To Contractor:
Derek Cassell, President
Track Group
200 E 5th Ave.
Suite 100
Naperville, IL 60563

To County:
Tyler Bouma, Executive Director
Marion County Community Corrections
140 E. Washington Street
Indianapolis, IN 46204

5.12
Disputes. Contractor shall carry on all work required under this Agreement and maintain the schedule for services during all disputes or disagreements with County. No work shall be delayed or postponed pending resolution of any disputes or disagreements except as Contractor and County may otherwise agree in writing. Should Contractor fail to continue to perform its responsibilities as regards all non disputed work without delay, any additional costs incurred by County or Contractor as a result of such failure to proceed shall be borne by Contractor, and Contractor shall make no claim against the County for such costs. County may withhold payments on disputed items pending resolution of the dispute.

5.13
Non-discrimination. Contractor and its officers, agents, employees, and subcontractors shall not discriminate against any employee or applicant for employment to be employed in the performance of this Agreement, with respect to her or his hire, tenure, terms, conditions, or privileges of employment, or any matter directly or indirectly related to employment, because of her or his race, sex, sexual orientation, gender identity, religion, color, national origin, ancestry, age, disability, or United States military service veteran status. Breach of this section shall be regarded as a material breach of this Agreement.

5.14
Conflict of Interest.

5.14.1
Contractor certifies and warrants to County that neither it nor any of its officers, agents, employees, or subcontractors who will participate in the performance of any services required by this Agreement has or will have any conflict of interest, direct or indirect, with County.

5.14.2
For purposes of compliance with IC 36-1-21, Contractor certifies and warrants to County that Contractor, or a person who wholly or partially owns Contractor, is not a relative, as that term is defined by IC 36-1-21-3, of either the Mayor of Indianapolis, Indiana, or a member of the City-County Council of Indianapolis and Marion County, Indiana.

5.15
Non-contingent Fees. Contractor warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees. For breach or violation of this warranty, County shall have the right to annul this Agreement without liability or in its discretion to deduct from the Agreement price or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage, or contingent fee.

5.16
Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement – or to enjoy any of its benefits – because of fire, explosion, power blackout, natural disaster, strike, embargo, labor disputes, war, terrorism, acts of God, acts or decrees of governmental bodies or other causes beyond such party's reasonable control (hereinafter referred to as Force Majeure Event), the party who has been so affected shall immediately give notice to the other and shall take commercially reasonable actions to resume performance. Upon receipt of such notice, all obligations under this Agreement shall immediately be suspended except for payment obligations with respect to service already provided. If the period of nonperformance exceeds sixty (60) days from the receipt of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Agreement.

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5.17
Applicable Laws; Forum.

5.17.1
Contractor agrees to comply with all applicable federal, state and local laws, rules, regulations or ordinances, and all provisions required thereby to be included in this Agreement are hereby incorporated by reference. This includes, but is not limited to, the Federal Civil Rights Act of 1964 and, if applicable, the Drug-Free Workplace Act of 1988. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Agreement shall be reviewed by County and Contractor to determine whether the provisions of the Agreement require formal modification.

5.17.2
This Agreement shall be construed in accordance with the laws of the State of Indiana, and by all applicable Municipal Ordinance or Codes of the Consolidated City of Indianapolis, County of Marion. Suit, if any, shall be brought in the State of Indiana, County of Marion

5.18
Waiver. County's delay or inaction in pursuing its remedies set forth in this Agreement, or available by law, shall not operate as a waiver of any of County's rights or remedies.

5.19
Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the provision shall be stricken, and all other provisions of this Agreement that can operate independently of such stricken provisions shall continue in full force and effect.

5.20
Attorneys’ Fees. Contractor shall be liable to County for reasonable attorneys' fees incurred by County in connection with the collection or attempt to collect, any damages arising from the negligent or wrongful act or omission of Contractor, or from Contractor's failure to fulfill any provisions or responsibility provided herein.

5.21
Successors and Assigns. County and Contractor each binds itself and its partners, successors, executors, administrators and assigns to the other party of this Agreement and to the partners, successors, executors, administrators and assigns of such other party, in respect to all covenants of this Agreement; except as otherwise provided herein, Contractor shall not assign, sublet or transfer its interest in this Agreement without the written consent of County. Nothing herein shall be construed as creating any personal liability on the part of any officer or agent of County.

5.22
Authority to Bind Contractor. Notwithstanding anything in this Agreement to the contrary, the signatory for Contractor represents that he/she has been duly authorized to execute agreements on behalf of Contractor and has obtained all necessary or applicable approval from the home office of Contractor to make this Agreement fully binding upon Contractor when his/her signature is affixed and accepted by County.

5.23
Debarment and Suspension

5.23.1
Contractor certifies, by entering into this Agreement, that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from or ineligible for participation in any Federal assistance program by any Federal department or agency, or by any department, agency or political subdivision of the State of Indiana. The term "principal" for purposes of this Agreement means an officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities, or a person who has a critical influence on or substantive control over the operations of Contractor.

5.23.2
Contractor shall provide immediate written notice to County if, at any time after entering into this Agreement, Contractor learns that its certification was erroneous when submitted, or Contractor is debarred, suspended, proposed for debarment, declared ineligible, voluntarily excluded from or becomes ineligible for participation in any Federal assistance program. Any such event shall be cause for termination of this Agreement as provided herein.

5.23.3
Contractor shall not subcontract with any party which is debarred or suspended or is otherwise excluded from or ineligible for participation in any Federal assistance programs by any Federal department or agency, or by any department, agency or political subdivision of the State of Indiana.

5.23.4
Contractor certifies, by entering into this Agreement, that it does not engage in investment activities in Iran as more particularly described in IC 5-22-16.5.

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5.24
Key Persons. If the County has designated that certain individual(s) are essential to the services offered, the parties agree that should such individual(s) leave their employment during the term of this Contract for whatever reason, the City shall have the right to terminate this Agreement upon thirty (30) days' prior written notice.

In the event that the Contractor is an individual, that individual shall be considered a key person and, as such, essential to this Agreement. Substitution of another for the Contractor shall not be permitted without express written consent of the County.

Nothing in this paragraph shall be construed to prevent the Contractor from using the services of others to perform tasks ancillary to those tasks which directly require the expertise of the key person. Examples of such ancillary tasks include secretarial, clerical, and common labor duties. The Contractor shall, at all times, remain responsible for the performance of all necessary tasks, whether performed by a key person or others.

A Key person may be substituted for another Key person upon mutual written agreement of the parties. Key person(s) to this Agreement shall be identified below

N/A

5.25
Compliance With E-Verify Program. Pursuant to JC 22-5-1.7, Contractor shall enroll in and verify the work eligibility status of all newly hired employees of Contractor through the E-Verify Program ("Program"). Contractor is not required to verify the work eligibility status of all newly hired employees through the Program if the Program no longer exists.

5.25.1
Contractor and its subcontractors shall not knowingly employ or contract with an unauthorized alien or retain an employee or contract with a person that Contractor or its subcontractor subsequently learns is an unauthorized alien. If Contractor violates this Section 5.24, County shall require Contractor to remedy the violation not later than thirty (30) days after County notifies Contractor. If Contractor fails to remedy the violation within the thirty (30) day period, County shall terminate the contract for breach of contract. If County terminates the contract, Contractor shall, in addition to any other contractual remedies, be liable to County for actual damages. There is a rebuttable presumption that Contractor did not knowingly employ an unauthorized alien if Contractor verified the work eligibility status of the employee through the Program.

5.25.2
If Contractor employs or contracts with an unauthorized alien but County determines that terminating the contract would be detrimental to the public interest or public property, County may allow the contract to remain in effect until County procures a new contractor.

5.25.3
Contractor shall, prior to performing any work, require each subcontractor to certify to Contractor that the subcontractor does not knowingly employ or contract with an unauthorized alien and has enrolled in the Program. Contractor shall maintain on file a certification from each subcontractor throughout the duration of the Project. If Contractor determines that a subcontractor is in violation of this Section 5.24, Contractor may terminate its contract with the subcontractor for such violation.

5.25.4
Pursuant to IC 22-5-1.7 a fully executed affidavit affirming that the business entity does not knowingly employ an unauthorized alien and confirming Contractors enrollment in the Program, unless the Program no longer exists, shall be filed with County prior to the execution of this Agreement. This Agreement shall not be deemed fully executed until such affidavit is filed with the County.

5.26
Transition Plan: At the conclusion of this Agreement, Contractor shall assist County in planning and carrying out a plan to transition current participants from their program to any new vendor(s).

5.27
Ban the Box. Contractor acknowledges Sections 671-102 to 671-108 of the Revised Code of the Consolidated City of Indianapolis and Marion County and will make available its policies, practices and standards for the hiring of applicants with prior criminal convictions upon the City's request.

5.28
Post-Employment Restrictions. Contractor, providing supplies, real property, or services under this Agreement, certifies to City that no employee, contract employee, or sub-contractor of Contractor:

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5.28.1
Participated in any way in the solicitation, negotiation, or awarding of this Agreement while previously employed by an agency of the City of Indianapolis or Marion County for a period of one (1) year prior to the execution of this Agreement;

5.28.2
For a period of one (1) year after such employee ceased supervising the administration or performance of this contract or agreement on behalf of an agency of the City of Indianapolis or Marion County, shall perform any functions on behalf of Contractor under the contract or agreement with respect to the City, unless the employee's former agency has consented to the employee's performance for Contractor in writing;

5.28.3
Has violated any provision of Chapter 293 of the Revised Code of the Consolidated City of Indianapolis and Marion County, regarding the solicitation, negotiation, awarding, or performance of this Agreement;

5.28.4
Is currently an official or deputy mayor of, or has appointing authority to, any agency of the City of Indianapolis or Marion County; and

5.28.5
Was previously employed by the City of Indianapolis or Marion County within one (1) year of this Agreement and currently has the performance of lobbying activity (as that term is defined in Section 909-101 of this Code) related to an agency or an official as a responsibility of his or her employment or contractual relationship with Contractor.

Violation of this certification shall constitute a material breach of the Agreement and, upon such a violation, City may terminate this Agreement. In addition, upon a violation of this certification, City shall report such violation to the Office of Corporation Counsel who may, at its discretion, debar Contractor from eligibility for future city and/or county purchasing, bids, contracts, and/or projects.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates subscribed below.

CONTRACTOR NAME ("Contractor")

By: /s/ Derek Cassell                                             Date: 10-31-17
Printed: Derek Cassell
Title: President

MARION COUNTY COMMUNITY CORRECTIONS ("County'')

By: /s/ Tyler Bouma                                             Date: 10-17-17
Printed: Tyler Bouma
Title: Executive Director

Approved by the Marion County Community Corrections Advisory Board on __________, 2017

By: /s/ Col. Louis Dezelan                                                                              Date: 10-19-17
Printed: Colonol Louis A. Dezelan
Title: Advisory Board Chair

APPROVED AS TO FORM AND LEGALITY:

By: /s/ Daniel Altman Date: 10-18-17
Daniel Altman
Corporation Counsel

APPROVED AS TO AVAILABILITY OF FUNDING:

By: /s/ Fady Qaddoura Date: 12-18-17
Fady Qaddoura, City Controller
City of Indianapolis and Marion County

APPROVED BY INFORMATIONS SERVICES AGENCY:

By: /s/ Ken Clark Date: 12-13-17
Ken Clark, Chief Information Officer

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ATTACHMENT A: SCOPE OF SERVICES

1.
General Information:

a.
Contractor shall provide and maintain equipment necessary for the provision of the services described herein. All Contractor equipment provided under this Agreement shall remain the sole and exclusive property of Contractor. Any Contractor's equipment in County's possession, custody or control shall be used in accordance with the instructions of Contractor

b.           Contractor shall provide County with

i.
offender monitoring equipment,

ii.
an appropriate number of employees to install, trouble shoot, and clean equipment and manage the inventory,

iii.
training services, and

iv.
any and all necessary reports.

c.
Contractor shall secure local facilities to perform the services described herein. Prior to the beginning of this Agreement, Contractor shall provide to County a list of its local facilities and all pertinent contact information. At County's discretion and if available, Contractor or an approved Subcontractor may use space in the County's office to carry out any or all of the required services under this Agreement. The Contractor shall provide his/her own telephones, internet services, copiers, printers and any other amenities needed to run their program in this space. Either party may modify or end this arrangement with 45 days advance written notice.

d.
The Contractor shall operate its offender tracking software twenty-four (24) hours per day, seven (7) days per week. Modified hours of operation may be arranged, at the discretion of the County, for County holidays. County will provide Contractor with two weeks advanced notice of any modification of the hours of operation.

e.
Contractor shall provide the County with enough electronic monitoring equipment for the County to successfully operate its program. Equipment will be stored and maintained at the Contractor office. The program participant will incur charges in daily increments from the time of equipment installation until the time of the equipment's removal.

f.
County will notify the Contractor's office of the need to perform all equipment installations and removals in order to maintain a correct billing record.

g.
Contractor shall be solely responsible for the cost of all lost, damaged, or stolen equipment. However, County agrees to reasonably assist in the retrieval process of deployed and/or outstanding equipment.

h.
County will use all of the proper paperwork and transmittals that are required in order to properly and efficiently monitor an offender. This includes, but is not limited to, providing complete offender information forms to the Contractor office when requesting that an offender be installed on electronic monitoring.

i.
County will provide Contractor with the permanent schedule to be in effect for the offender while monitored by Contractor.

j.
County will follow up on alert notifications sent by Contractor's National Monitoring Center according to protocol established with the local courts. County will act as the enforcement arm of the program. Contractor will agree to provide any data or reports necessary to assist with the enforcement of violations.

k.
Contractor shall not include County's name in listings of Contractor’s customers, without the express written permission of County.

I.
Contractor shall provide a web based system that has the ability to provide data into County's case management system.

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2.
Basic Services

a.           Installation Services:

i.
Contractor shall provide GPS and Alcohol Monitoring equipment that will be used by County for offenders ordered into Marion County Community Corrections program by the courts.

ii.
Contractor's personnel will install and issue the appropriate equipment to individuals as directed by County and the courts.

iii.
Equipment installations and removal services will be conducted by Contractor at an agreed upon downtown location during the hours of. 12:00am-11:59pm, Monday-Friday and 8:00am-4:00pm, Saturday & Sunday.

1.
Equipment maintenance will be conducted by Contractor at an agreed upon downtown location during the hours of 12:00am-11:59pm, Monday-Friday and 8:00am-4:00pm, Saturday & Sunday.

2.
Hour for installations, maintenance, and removals will be 8:00am-4:00pm on County holidays.

iv.
Equipment Hook-up: County will receive all new clients from the courts, the Department of Correction, Parole, other counties and jurisdictions. County will notify Contractor via designated agreed upon method (e-mail, phone call) as to new cases. Offenders will then be instructed to report to Contractor's designated location and will then be placed on Contractor's monitoring equipment. Upon receiving notification from County that a new client has been instructed to report to Contractor, and physically retrieving the client from County, Contractor has sixty (60) minutes to complete the hook-up process and to initiate the monitoring process. Contractor shall notify County immediately if a new client does not arrive at Contractor's location in a timely manner.

1.
Contractor shall conduct off-site installations, maintenance, and removals upon request by County management staff. However, County shall make all attempts to have clients report on-site.

b.           Training Services:

i.
Contractor shall provide the necessary training to County personnel prior to provision of the equipment. If required, Contractor shall provide training to other County personnel at a central facility as the program expands. All trainings provided by Contractor for County staff will be of no cost to County.

ii.
The initial training of County staff will take place no less than one (1) week prior to the start of the transition of offenders to Contractor's equipment. All County managers and designated staff members shall have ample time to prepare for the transition phase and to gain familiarity of Contractor's monitoring services.

iii.
The initial training shall include, but not be limited to the description, specification, installation, limitations and functionality of the following equipment: GPS and alcohol monitoring. The initial training shall cover all possible tamper alerts for equipment as well as troubleshooting minor maintenance issues as related to the equipment.

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iv.
The initial training shall also include:

1)            Monitoring Center location, contacts, reporting services;

2)            Current offender reports;

3)            Web-based monitoring system;

4)           Web-based scheduling; and

5)             Web-based GPS tracking.

c.           Maintenance Services:

i.
Contractor shall assume responsibility for all maintenance and troubleshooting of equipment issues. Contractor will provide troubleshooting through Contractor staff at its local office and through its National Monitoring Center.

ii.
Contractor staff shall be responsible for maintaining the inventory.

iii.
County will notify Contractor of any equipment problems or issues as they arise. Contractor shall take immediate steps to rectify the situation to the satisfaction of County.

d.           Reports and Reporting Services:

i.
To obtain report and activity information, Contractor shall ensure that the County is able to access the Contractor software through either a standard computer or laptop connection. The reports shall be capable of being printed for additional officer viewing as needed.

ii.
Quarterly, at the request of County, Contractor shall provide a copy of an internal Monitoring Center Review of Notifications Report. This report serves to assure that established protocols are being adhered to.

iii.
The Contractor shall be capable of providing the below-listed special reports.

1)
Database Interface: Contractor shall work with MCCC's case management system provider in developing software communication that shall provide a real time exchange of client information of the following:

A.           Client Schedules

B.
Any 'note' entered by Contractor staff transferred into County's case management system

C.           Emergency contact information exchanged

D.           Violation of electronic monitoring program Alerts

2)
Contractor shall work with County to develop additional reports during this term of this Agreement at no additional cost to County.

iv.
Record Retention: All monitoring activity reports shall remain accessible for a period of five (5) years following initial contract commencement date. Retrieval of current client activity records shall be immediately accessible, while retrieval of records that may have been archived due to substantial completion may require a minimum of seventy-two (72) hours to retrieve and deliver to County personnel. This data and all offender records are property of the County. All records shall be turned over to County at the end of this Agreement

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e.f.           Miscellaneous

i)
Violation of Community Corrections Rules Hearings: At the request of County management staff, Contractor shall provide expert testimony to any Court Hearing that is necessary to defend the equipment and the monitoring of the equipment. Contractor shall have senior personnel in Marion County that will be able to testify in Court Hearings. Contractor shall fully comply with this requirement. A breach of this provision may be considered a material breach of this Agreement.

ii)
Contractor shall work with County to determine the level of inventory needed to ensure that all offenders are promptly hooked to his/her specific offender monitoring technology in an expeditious manner. Contractor shall work with County and its other vendors to constantly monitor the inventory levels and adjust the levels based on the need of County and other vendors. At no time will County or other vendors be charged with any shelf inventory. Contractor shall train its local personnel on inventory procedures as it relates to ordering and returning of equipment. Through the Contractor software system County shall be able to review inventory levels at any time.

iii)
Contractor shall provide details as to new hire background checks to County prior to making job offers. Failure to administer proper background checks shall be considered a material breach of this Agreement.

iv)
If requested by County, Contractor shall replace any employee and/or subcontractor providing services to County. Contractor will be afforded the opportunity to meet with County staff to review the request.

v)
Contractor shall bear the cost for all lost, damaged, or stolen equipment along with the retrieval of said equipment.

vi)
Contractor shall abide by all Alerts/Notifications Protocols that have been established by County.

vii)
Contractor shall provide County with Disaster Plans that pertain to the primary monitoring center and one for the Indianapolis-based location.

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ATTACHMENT B - COMPENSATION TERMS

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Attachment C - Alert Notification and Handling

Alert Handling: Contractor shall adhere to all alert handling protocols established by County in the course of providing services associated with the Agreement.

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